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                                                                     EXHIBIT 4.9


                                 TRUST AGREEMENT
                                       OF
                              PXRE CAPITAL TRUST IV

         THIS TRUST AGREEMENT is made as of May 16, 2003 (this "Trust Agreement"), among PXRE Group Ltd., a Bermuda corporation, as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee"), and John M. Modin and Robert P. Myron, individuals, as administrators (together, the "Administrators"). The Sponsor, the Trustee and the Administrators hereby agree as follows:

         1. The trust created hereby shall be known as PXRE Capital Trust IV (the "Issuer Trust"), in which name the Trustee, the Administrators or the Sponsor, to the extent provided herein, may conduct the business of the Issuer Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. It is the intention of the parties hereto that the Issuer Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitute the governing instrument of the Issuer Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

         3. An amended and restated Trust Agreement satisfactory to each party to it and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as herein defined), or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Issuer Trust created hereby and the issuance of the Capital or Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein. It is the intent of the parties hereto that the Administrators shall not be trustees with respect to the Issuer Trust and this Trust Agreement shall be construed in a manner consistent with such intent.

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         4. The Sponsor, as the sponsor of the Issuer Trust, is hereby authorized and appointed as the Issuer Trust's true and lawful attorney-in-fact and agent (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined) and any and all amendments thereto, including pre-effective and post-effective amendments, on behalf of the Issuer Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including pre-effective or post-effective amendments thereto, with all exhibits thereto, and any other documents that may be required in connection therewith, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Capital or Preferred Securities of the Issuer Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Capital or Preferred Securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, with all exhibits thereto, and with any other documents that may be required in connection therewith, relating to the registration of the Capital or Preferred Securities of the Issuer Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange, Inc., the American Stock Exchange LLC, The London Stock Exchange plc, The Luxembourg Stock Exchange, The Paris Bourse or other stock exchange or securities market, or the National Association of Securities Dealers (the "NASD"), and execute and verify on behalf of the Issuer Trust a listing application and all other applications, statements, certificates, agreements and other instruments, under seal or otherwise, as shall be necessary or desirable, and do or cause to be done all such acts and things in the name of and on behalf of the Issuer Trust to meet the requirements of any such stock exchange, securities market or the NASD's Nasdaq National Market, or to appear before the appropriate representatives of committees of any such stock exchange or securities market, in order to cause the Capital or Preferred Securities to be listed on any such stock exchange or securities market; (iii) to file, execute and verify on behalf of the Issuer Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register or qualify the Capital or Preferred Securities for offer and sale under the securities or "Blue Sky" laws of the various states and jurisdictions of the United States or under any foreign laws or regulations as the Sponsor, on behalf of the Issuer Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Issuer Trust an underwriting agreement with one or more underwriters relating to the offering of the Capital or Preferred Securities of the Issuer Trust. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchanges or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations to be executed on behalf of the Issuer Trust by the Administrators, the Administrators, in their capacities as the Issuer Trust's true and lawful attorneys-in-fact and agents, are hereby authorized and directed to join in any such filing and to execute on behalf of the Issuer Trust any and all of the foregoing, it being understood that the Administrators, in their capacity as administrators of the Issuer Trust, shall not be required to join in any such filing or execute on behalf of the Issuer Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or such other exchange or securities markets, the NASD, or the securities or "Blue Sky" laws or foreign laws or regulations.

         5. This Trust Agreement may be executed in one or more counterparts.

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         6. Initially there shall be one trustee and two administrators of the
Issuer Trust and thereafter the number of trustees and administrators of the Issuer Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, which may increase or decrease the number of trustees and administrators of the Issuer Trust; provided, however, that, to the extent required by the Statutory Trust Act, one trustee of the Issuer Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee or administrator of the Issuer Trust at any time. Any trustee or administrator of the Issuer Trust may resign upon thirty days' prior notice to the Sponsor.

         7. (a) The Trustee, the Administrators and their respective officers, directors, agents, employees, representatives, successors and assigns (collectively, the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor or any holder of the Trust securities (the Trust, the Sponsor and any holder of the Trust securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

            (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

            (c) The Sponsor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Sponsor of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

            (d) The provisions of Section 7 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

         8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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                            [signature page follows]













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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                 PXRE GROUP LTD.,
                                 as Sponsor



                                 By:      /s/ John M. Modin
                                    --------------------------------------------
                                 Name: John M. Modin
                                 Title: Senior Vice President and
                                        Chief Financial Officer


                                 WILMINGTON TRUST COMPANY,
                                 as Trustee



                                 By: /s/ Anita E. Dallago
                                     -------------------------------------------
                                 Name:  Anita E. Dallago
                                 Title: Senior Financial Services Officer



                                          /s/ John M. Modin
                                 -----------------------------------------------
                                 Name: John M. Modin
                                 Title:  Administrator



                                          /s/ Robert P. Myron
                                 -----------------------------------------------
                                 Name: Robert P. Myron
                                 Title:  Administrator